Exhibit 99.2

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Marvel Investment Corporation Limited:

We have audited the accompanying balance sheets of Marvel Investment Corporation Limited (“the Company”) as of December 31, 2014 and 2013 and the related statements of operations, stockholders’ equity (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinions.

In our opinion, the financial statement referred to above present fairly, in all material respects, the financial position of Marvel Investment Corporation Limited, as of December 31, 2014 and 2013, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles in the United States of America.

The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the Company's internal control over financial reporting.  Accordingly, we express no such opinion.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 4 to the financial statements, the Company’s operating losses raise substantial doubt about its ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ B F Borgers CPA PC

B F Borgers CPA PC
Lakewood, CO
September 30, 2015

MARVEL INVESTMENT CORPORATION LIMITED

BALANCE SHEETS

(Audited)

	December 31,	December 31,
	2014	2013
Assets
Current Assets
Cash	$-	$-
Total Current Assets	-	-
Total Assets	-	-

Liabilities
Current Liabilities
Accrued Liabilities	-	-
Total Current Liabilities	-	-
Total Liabilities	-	-

Stockholders' Deficit
Common stock, 1,000,000 shares authorized; 10,000 shares at December 31, 2014 and 2013, respectively	1,290	1,290
Additional paid-in capital	8,345	7,359
Subscription receivables	(1,290)	(1,290)
Accumulated deficit	(8,345)	(7,359)
Total Stockholders' Deficit	-	-
Total Liabilities and Stockholders' Deficit	$-	$-

The accompanying notes are an integral part of these financial statements

MARVEL INVESTMENT CORPORATION LIMITED

STATEMENT OF OPERATIONS

(Audited)

	For the Years Ended
	December 31,	December 31,
	2014	2013
Revenues	$-	$-
Cost of Sales	-	-
Gross Margin	-	-

Operating Expenses
General & Administrative Expenses	986	727
Total Operating Expenses	986	727

Loss from operations	(986)	(727)

Net Loss before Income Taxes	(986)	(727)

Income Tax Benefit	-	-

Net Loss	$(986)	$(727)

Net Loss per Common Share - Basic and Diluted	$(0)	$(0)

Weighted Average Number of Common Shares Outstanding - Basic and Diluted	10,000	10,000

The accompanying notes are an integral part of these financial statements

MARVEL INVESTMENT CORPORATION LIMITED

STATEMENT OF CASH FLOWS

(Audited)

	For the Years Ended
	December 31,	December 31,
	2014	2013
Cash Flows from Operating Activities
Net Loss	$(986)	$(727)
Adjustment to reconcile net loss from operations:
Expenses paid by stockholder and contributed as capital	986	727
Changes in Operating Assets and Liabilities
Accrued liabilities	-	-
Net Cash Used in Operating Activities	-	-

Net Increase (Decrease) in Cash	-	-
Cash at Beginning of Period	-	-
Cash at End of Period	$-	$-

The accompanying notes are an integral part of these financial statements

MARVEL INVESTMENT CORPORATION LIMITED

STATEMENTS OF STOCKHOLDERS' DEFICIT

For years ended December 31, 2014 and 2013

(Audited)

						Total
	Common Stock		Additional	Subscription	Accumulated	Stockholders
	Shares	Amount	Paid-In Capital	Receivables	Deficit	Deficit

Balance, October 28, 2009 (Inception)	-	$-	$1,239	$-	$(1,239)	$-
Issuance of common stock	10,000	1,290		(1,290)		-
Expenses paid by stockholder and contributed as capital			1,024			1,024
Net (loss) for the period					(1,024)	(1,024)
Balance, December 31, 2009	10,000	1,290	2,263	(1,290)	(2,263)	-
Expenses paid by stockholder and contributed as capital			1,370			1,370
Net (loss) for the period					(1,370)	(1,370)
Balance, December 31, 2010	10,000	1,290	3,633	(1,290)	(3,633)	-
Expenses paid by stockholder and contributed as capital			2,187			2,187
Net (loss) for the period					(2,187)	(2,187)
Balance, December 31, 2011	10,000	1,290	5,820	(1,290)	(5,820)	-
Expenses paid by stockholder and contributed as capital			812			812
Net (loss) for the period					(812)	(812)
Balance, December 31, 2012	10,000	1,290	6,632	(1,290)	(6,632)	-

Expenses paid by stockholder and contributed as capital			727			727
Net (loss) for the period					(727)	(727)
Balance, December 31, 2013	10,000	1,290	7,359	(1,290)	(7,359)	-

Expenses paid by stockholder and contributed as capital			986			986
Net (loss) for the period					(986)	(986)
Balance, December 31, 2014	10,000	1,290	8,345	(1,290)	(8,345)	-

The accompanying notes are an integral part of these financial statements

MARVEL INVESTMENT CORPORATION LIMITED

Notes to Condensed Financial Statements

NOTE 1 - NATURE OF OPERATIONS

Marvel Investment Corporation Limited (the “Company”) was incorporated on October 28, 2009 under the laws of Hong Kong, PRC. The Company is established to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. The Company has been in the developmental stage since inception and has no operations to date. The Company will attempt to locate and negotiate with a business entity for the combination of that target company with the Company. The combination will normally take the form of a merger, stock-for-stock exchange or stock-for-assets exchange.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The condensed financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”). This basis of accounting involves the application of accrual accounting and consequently, revenues and gains are recognized when earned, and expenses and losses are recognized when incurred.

Use of estimates

The preparation of condensed financial statements (unaudited) in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the condensed financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Cash and cash equivalence

Cash and cash equivalents include cash on hand and on deposit at banking institutions as well as all highly liquid short-term investments with original maturities of 90 days or less. The Company did not have cash or cash equivalents as of December 31, 2014 and 2013.

Concentration risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash. The Company places its cash with high quality banking institutions.

Income Taxes

The Company is established in Hong Kong and its income is subject to 16% tax rate.

Under ASC 740, "Income Taxes," deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Valuation allowances are established when it is more likely than not that some or all of the deferred tax assets will not be realized. As of December 31, 2014 and 2013, there were no deferred taxes due to the uncertainty of the realization of net operating loss or carry forward prior to expiration.

Comprehensive Income (Loss)

The Company follows the provisions of the Financial Accounting Standards Board (the “FASB”) Accounting Standards Codification (“ASC”) 220 “Reporting Comprehensive Income”, and establishes standards for the reporting and display of comprehensive income, its components and accumulated balances in a full set of general purpose financial statements. The Company’s comprehensive income (loss) consist of net income (loss) and foreign currency translation adjustments.

Foreign Currency Translation

The functional currency of the Company is the Hong Kong Dollar (“HK$”).

The reporting currency of the Company is the US Dollar (“US$”).

Transactions in currencies other than the entity’s functional currency are recorded at the rates of exchange prevailing on the date of the transaction. At the end of each reporting period, monetary items denominated in foreign currencies are translated at the rates prevailing at the end of the reporting periods. Exchange differences arising on the settlement of monetary items and on translation of monetary items at period-end are included in income statement of the period.

For the purpose of presenting these financial statements, the Company’s assets and liabilities are expressed in US$ at the exchange rate on the balance sheet date, stockholder’s equity accounts are translated at historical rates, and income and expense items are translated at the weighted average exchange rate during the period. The resulting translation adjustments are reported under accumulated other comprehensive income in the stockholder’s equity section of the balance sheets.

Revenue recognition

The Company recognizes revenue in accordance with Financial Accounting Standards Board Accounting Standards Codification ("ASC") No. 605, Revenue Recognition. In all cases, revenue is recognized only when the price is fixed and determinable, persuasive evidence of an arrangement exists, the service is performed and collectability of the resulting receivable is reasonably assured. The Company did not generate any revenues since inception.

Fair value of financial instruments

The Company follows guidance for accounting for fair value measurements of financial assets and financial liabilities and for fair value measurements of nonfinancial items that are recognized or disclosed at fair value in the condensed financial statements (unaudited) on a recurring basis. Additionally, the Company adopted guidance for fair value measurement related to nonfinancial items that are recognized and disclosed at fair value in the condensed financial statements (unaudited) on a nonrecurring basis. The guidance establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

- Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

- Level 2 inputs are inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.

- Level 3 inputs are unobservable inputs for the asset or liability.

The carrying amounts of financial assets such as cash approximate their fair values because of the short maturity of these instruments.

NOTE 4 - GOING CONCERN

The Company has not yet generated any revenue since inception to date.

The Company had working capital of $0 and an accumulated deficits and operating losses since it inception. The Company's continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations and/or obtain additional financing from its members or other sources, as may be required. The accompanying condensed financial statements have been prepared assuming that the Company will continue as a going concern; however, the above condition raises substantial doubt about the Company's ability to do so. The condensed financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern

In order to maintain its current level of operations, the Company will require additional working capital from either cash flow from operations or from the sale of its equity. However, the Company currently has no commitments from any third parties for the purchase of its equity. If the Company is unable to acquire additional working capital, it will be required to significantly reduce its current level of operations.

NOTE 5 - RECENT ACCOUNTING PRONOUNCEMENTS

In August, 2014, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update (ASU) No. 2014-15, Presentation of Financial Statements-Going Concern (Subtopic 205-40), which now requires management to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the entity's ability to continue as a going concern within one year after the date the financial statements are issued. If conditions or events raise substantial doubt about an entity's ability to continue as a going concern, and substantial doubt is not alleviated after consideration of management's plans, additional disclosures are required. The amendments in this update are effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter. Early application is permitted. These requirements were previously included within auditing standards and federal securities law, but are now included within U.S. GAAP. We are currently assessing the impact of the adoption of ASU No. 2014-15 on our financial statements and disclosures.

In June, 2014, the FASB issued ASU No. 2014-10, Development Stage Entities (Topic 915) - Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation, which eliminates the concept of a development stage entity (DSE) in its entirety from current accounting guidance. We have elected early adoption of this standard, which eliminates the designation of DSEs and the requirement to disclose results of operations and cash flows since inception. We do not believe the adoption of ASU No. 2014-10 will have significant impact on our financial statements and disclosures.

NOTE 6 - STOCKHOLDERS' EQUITY

The Company is authorized to issue 1,000,000 shares of common stock at HK$1.

On October 20, 2009, the Company issued 10,000 shares of its common stock at HK$1 per share for a total of HK$10,000.

The Company’s shareholder has paid expenses that are contributed as paid-in capital of the Company.

NOTE 7 – SUBSEQUENT EVENTS

Effective June 30, 2015, The Company merged with Liaoning Fuda Mining Co, Ltd.